                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

          This Settlement Agreement and General Release (hereinafter "Settlement Agreement") is made and entered into as of February 24, 1997 (the "Effective Date") by and between (a) Stanley I. Berk ("Berk"), Stephen P. Grayson, individually and on behalf of the Stephen P. Grayson Profit Sharing Plan (collectively, "Grayson") and Stanley Berk & Associates, a partnership of which Berk and Grayson are the general partners, (Berk, Grayson and Stanley Berk & Associates are hereinafter collectively referred to as the "Berk Parties") and (b) Karl-Magnus S. Karlsson ("Karlsson") and Scoop, Inc., a California corporation formerly known as Karlsson-DelRey Communications, Inc. ("Scoop") (Karlsson and Scoop are hereinafter collectively referred to as the "Scoop Parties").

                                    RECITALS

          A. On or about October 24, 1995, Stanley Berk & Associates and Karlsson entered into a Stock Purchase and Option Agreement, a true and correct copy of which is attached hereto as Exhibit "A."

          B. On or about October 24, 1995, Scoop and Stanley Berk & Associates entered into a Line of Credit Agreement, a true and correct copy of which is attached hereto as Exhibit "B."

          C. By letter agreement dated July 25, 1996, Scoop and Berk memorialized the resolution of various issues relating to Berk's prior and future relationship with Scoop. A true and correct copy of this July 25, 1996 letter agreement is attached hereto as Exhibit "C."

          D. On July 26, 1996, Berk executed a General Release discharging Scoop and its officers, directors, employees, agents and representatives (both individually and in their capacities as such) from all demands and claims which he ever had, then had, or in the future may have against Scoop or its officers, directors, employees, agents and representatives for any cause, and expressly waiving his rights under California Civil Code
Section 1542.  A true and correct copy of Berk's General Release dated
July 26, 1996 is attached hereto as Exhibit "D."

          E. On July 26, 1996, Stanley Berk & Associates executed a General Release discharging Scoop and its officers, directors, employees, agents and representatives (both individually and in their capacities as such) from all demands and claims which Stanley Berk & Associates ever had, then had or in the future may have against Scoop or its officers, directors, employees, agents and representatives for any cause, including without limitation any claims arising under or related to the Stock Purchase and Option Agreement, attached hereto as Exhibit "A," and the Line of Credit Agreement, attached hereto as Exhibit "B," and expressly waiving its rights under California Civil Code Section 1542. A true and correct copy of Stanley Berk & Associates' General Release dated July 26, 1996 is attached hereto as
Exhibit "E."

          F. By letter agreement dated July 30, 1996 (the "Grayson Letter Agreement"), Karlsson granted Grayson an option to purchase shares of Common Stock of Scoop owned by Karlsson under the terms and conditions provided therein. The option granted pursuant to the Grayson Letter Agreement expired on January 5,1997 and is no longer exercisable. A true and correct copy of the Grayson Letter Agreement is attached hereto as Exhibit "F."

          G. Stanley Berk & Associates is the record owner of an aggregate of 386,339 shares of Scoop Common Stock (the "SB&A Shares"), representing all of the shares acquired by Stanley Berk & Associates pursuant to the Stock Purchase and Option Agreement attached hereto as Exhibit "A" and in connection with the conversion and cancellation of Scoop indebtedness under the Line of Credit Agreement attached hereto as Exhibit "B." Through their respective interests in Stanley Berk & Associates, Berk is the beneficial owner of 219,827 of the SB&A Shares and Grayson is the beneficial owner of 166,512 of the SB&A Shares. Grayson is the record and beneficial owner of an aggregate of 28,302 shares of Scoop Common Stock (the "Grayson Shares") which shares were acquired by Grayson in August 1996. The Berk Parties have requested and Scoop has agreed to reissue the SB&A Shares to Berk and Grayson in accordance with the beneficial ownership described above and to deliver the stock certificates representing the SB&A Shares and the Grayson Shares to Berk and Grayson concurrently with the delivery of stock certificates to all of Scoop's shareholders prior to Scoop's initial public offering.

          H. Various disputes have arisen between the parties hereto during the course of their business relationship as a result of and/or which are related to the agreements attached hereto as Exhibits "A" through "F," as reflected most recently in a draft complaint captioned "Stanley I. Berk, individually & dba Stanley Berk & Associates v. Karl-Magnus S. Karlsson."
The draft complaint alleges claims for specific performance, breach of written agreement, breach of oral agreement, fraud - promise with no intention of performing, declaratory relief and breach of the covenant of good faith and fair dealing. A true and correct copy of this draft complaint is attached hereto as Exhibit "G."

          I. The parties hereto, without admitting any liability or wrongdoing with respect to the documents attached hereto as Exhibits "A" through "G" or with respect to any other matter, have agreed to settle all matters between them as set forth in this Settlement Agreement.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants, agreements and releases set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. SETTLEMENT TERMS. In addition to the releases set forth herein, the parties hereto have agreed to the settlement terms set forth below. In connection therewith, the Berk Parties acknowledge and agree that the consideration given to Berk and Grayson pursuant to Sections 1.1, 1.2,
1.3 and all other provisions of this Settlement Agreement are provided to them individually and in their capacities as the sole general partners of Stanley Berk & Associates and, accordingly, constitute good and valuable consideration for all of the Berk Parties' releases and covenants herein.

               1.1 Concurrent with the execution of this Settlement Agreement, (i) Scoop shall issue to Grayson a warrant exercisable into 11,250 shares of Scoop Common Stock in the form attached hereto as Exhibit "H"; and
(ii) Karlsson shall grant to Berk an option to purchase 11,250 shares of Scoop Common Stock now owned by Karlsson in the form attached hereto as Exhibit "I." Berk and Grayson shall have registration rights with respect to the 22,500 shares of Scoop Common Stock (collectively, the "Warrant Shares") subject to the warrant and the option described in clause (i) and (ii) above as set forth in Section 5 below.

               1.2 Scoop shall pay Berk $30,000 and shall pay Grayson $30,000, with payments to each made in twelve consecutive monthly installments of $2,500 each beginning the earlier of: (i) the first month following the closing of an underwritten initial public offering of Scoop's Common Stock or (ii) July 1997. The monthly payments shall be due on or before the tenth day of each applicable month.

               1.3 Scoop represents and warrants that neither Karlsson, AMKEK ( a Karlsson family partnership) or Karlsson's spouse or children will have the right to have any of their respective shares of Scoop Common Stock (collectively, the "Karlsson Shares") registered with Scoop's initial public offering. Scoop shall include the Grayson Shares in the shares being registered for the account of security holders in Scoop's registration statement for the initial public offering; provided that Grayson agrees to enter into a lock-up agreement in the form required by Scoop's underwriters prohibiting the sale, transfer or other disposition of the Grayson Shares for ninety (90) days immediately following Scoop's initial public offering; and provided further that following such ninety (90) day period, in the event Grayson desires to sell any of the Grayson Shares prior to the expiration of the lock-up agreement covering the SB&A Shares, Grayson agrees to effect such sales through Scoop's lead underwriter so long as the commissions charged Grayson in connection with such sales do not exceed the commissions customarily charged for comparable sales by nationally recognized discount brokerage firms such as Charles Schwab & Co. In connection with Scoop's initial public offering, Karlsson, on the one hand, and Stanley Berk & Associates, Berk and Grayson, on the other hand, each agrees to enter into a lock-up agreement covering the Karlsson Shares and the SB&A Shares (regardless of whether the SB&A Shares are held of record by Stanley Berk & Associates or by Berk and Grayson, individually), respectively. Such lock-up agreements shall be in the form and for the period required by Scoop's underwriters, provided that: the lock-up agreements covering the SB&A Shares and the Karlsson Shares, respectively, (i) shall require the same lock-up period (not to exceed one year) and (ii) shall permit Berk to sell an aggregate of 21,700 of the SB&A Shares and shall permit Karlsson to sell 50,000 of the Karlsson Shares without the lead underwriter's prior consent, subject in each case to applicable holding periods under Rule 144. The lock-up agreement covering the Karlsson Shares shall also acknowledge that an aggregate of 69,394 of the Karlsson Shares (the "Option Shares") are subject to options granted to various third parties (including the 11,250 Warrant Shares subject to Berk's option described in Section 1.1 above), and shall permit the sale of such Option Shares in the event any such third parties exercise their respective options. Karlsson, Stanley Berk & Associates, Berk and Grayson shall deliver copies of their respective lock-up agreements to the other parties within ten (10) days following the closing of Scoop's initial public offering. Karlsson agrees not to sell any Karlsson Shares other than the 50,000 shares referred to in clause (ii) above and any Option Shares transferable upon the exercise of the third party options referred to above prior to the time the 21,700 SB&A Shares referred to in clause (ii) above are eligible for sale under Rule 144. Karlsson represents to the Berk Parties that he neither has any beneficial interest in any shares of Scoop Common Stock owned by his mother, nor will receive any proceeds from any sales of such shares prior to the expiration of the lock-up agreements covering the SB&A Shares and the Karlsson Shares.

               1.4 Berk represents and warrants that all voting proxies held by Berk with respect to shares of Scoop Common Stock expired or were revoked on or before January 31, 1997. Berk acknowledges and agrees that such expirations and/or revocations effected a termination of Berk's right to vote all shares of Scoop Common Stock other than the SB&A Shares.

               1.5 Berk and Grayson each acknowledges and agrees that, following the Effective Date, he will neither render or purport to render any services for or on behalf of Scoop nor be entitled to any compensation for any such services unless Scoop, following the Effective Date, has entered into a written agreement with him providing for such services and compensation, if any. Berk and Grayson each further acknowledges and agrees that without the prior written authorization of Scoop, he will not affirmatively represent himself as, or otherwise affirmatively cause any third party to believe he is, a consultant, agent or representative of Scoop or affiliated in any way with Scoop or the Scoop Parties, except for any affiliation as a stockholder of Scoop.

               1.6  CONFIDENTIALITY.

                    (a) Except as may be required by law or permitted by subparagraph (b) of this paragraph 1.6, following the Effective Date, no party nor any attorney or agent of any party, shall disclose to anyone, without the prior written consent of all other parties, any information concerning the disputes relating to the documents attached hereto as Exhibits "A" through "I" or the terms of this Settlement Agreement and General Release except in accordance with the following terms:

                         (i)  Any party may disclose to its accountants,
attorneys and immediate family, to Scoop representatives and to public agencies the terms of this Settlement Agreement and information concerning the documents attached hereto as Exhibits "A" through "I": provided however, that any disclosures to such accountants, attorneys and public agencies may be made only to the extent necessary to permit such accountants, attorneys and public agencies to perform necessary or required tax, accounting, financial, legal or administrative tasks and services.

                         (ii) Before disclosing information pursuant to
subparagraph 1.6(a)(i) to an accountant or attorney, a party must instruct the person(s) who will receive the information to maintain the information in confidence.

                    (b) Without obtaining the prior written consent of the Berk Parties, the Scoop Parties shall be entitled to make any disclosures concerning the documents and information referred to in subparagraph (a) of this paragraph 1.6 which the Scoop Parties determine, in their sole discretion, are necessary or appropriate in connection with any public or private offering of Scoop securities or pursuant to any disclosure or reporting obligations to which the Scoop Parties may be subject, including but not limited to, any such disclosures to the Securities and Exchange Commission, state securities agencies, underwriters, prospective investors, accountants and attorneys.

          2.   RELEASE BY THE BERK PARTIES.

               2.1 The Berk Parties, on behalf of themselves and each of them, and their past and present agents, employees, partners, principals, representatives, attorneys, insurers, reinsurers, estates, executors, administrators, heirs, successors and assigns, if any, do hereby fully, finally and forever settle, release and discharge the Scoop Parties and each of them, and each of their past, present and future parents and subsidiaries, affiliates, agents, employees, officers, directors, partners, principals, members, shareholders, representatives, attorneys, insurers, reinsurers, and all persons acting by, through, under or in concert with the Scoop Parties, and each of their respective successors and assigns (collectively, the "Scoop Released Parties") of and from any and all claims, action or actions, omissions, cause or causes of action, including but not limited to any and all claims for relief at law or in equity, suits, disputes, debts, contracts, agreements, promises, liability, demands, damages, loss, attorneys' fees, cost or expense, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent (collectively, hereinafter "Claims"), which any of the Berk Parties or their agents, employees, partners, principals, representatives, attorneys, insurers, reinsurers, estates, heirs, executors, administrators, successors and/or assigns may have had, now have or hereinafter may have in the future by reason of any matter, cause, or thing whatsoever or any action or omission of any of the Scoop Released Parties from the beginning of time to the Effective Date, except for any Claims arising out of or related to any breach of this Settlement Agreement by any of the Scoop Parties. Notwithstanding the foregoing, the release set forth in this paragraph 2.1 shall not affect Stanley Berk & Associates, Berk or

Grayson's rights to and ownership of the SB&A Shares or Grayson's rights to and ownership of the Grayson Shares.

               2.2 Without in any way limiting the generality of the foregoing, and subject to the last sentence of Section 2.1 above, it is expressly understood and agreed that the Berk Parties' Claims released pursuant to paragraph 2.1 above, specifically include any and all Claims arising out of or related to (a) the October 24, 1995 Stock Purchase and Option Agreement attached hereto as Exhibit "A"; (b) the October 24, 1995 Line of Credit Agreement attached hereto as Exhibit "B"; (c) the July 25, 1996 letter agreement attached hereto as Exhibit "C"; (d) the July 26, 1996 General Releases entered into by Berk and Stanley Berk & Associates attached hereto as Exhibits "D" and "E," respectively; (e) the Grayson Letter Agreement attached hereto as Exhibit "F"; (f) all purported oral agreements, representations, omissions and conduct alleged in the draft complaint attached hereto as Exhibit "G"; and (g) any alleged rights in oral or written agreements to which any of the Berk Parties is not a named party (i.e., alleged third party beneficiary rights), whether such Claims, oral agreements, and/or third party beneficiary rights are known or unknown to any of the Berk Parties, or unsuspected by any of the Berk Parties, as of the Effective Date of this Settlement Agreement.

               2.3 No Claims by any of the Berk Parties shall survive the release set forth in paragraph 2.1 above, except as provided in paragraph 2.1 above with respect to the SB&A Shares, the Grayson Shares and Claims arising out of or relating to any breach of this Settlement Agreement.

               2.4 The Berk Parties and the Scoop Parties agree that the Scoop Parties' purportedly known or suspected acts, omissions, representations or failures to disclose, whether willful, negligent or otherwise, which pre-date the Effective Date are not actionable in any manner or in any type of proceeding, legal, equitable or otherwise. The parties further agree that evidence of such purported acts, omissions, representations or failures to disclose, whether known or unknown, is not admissible in any proceeding to show course of conduct, intent, bad faith or the like.

               2.5 The Berk Parties represent and warrant that they have not assigned or otherwise transferred and, as of the Effective Date, they shall not have assigned or otherwise transferred, any interest in any Claims which are the subject matter of this Settlement Agreement. The Berk Parties agree, jointly and severally, to indemnify and hold the Scoop Released Parties harmless from any claims asserted against any of the Scoop Released Parties as a result of any person asserting any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Scoop Released Parties against the Berk Parties under this indemnity.

          2.6 The Berk Parties agree that if any of the Berk Parties hereafter commence or join in any proceeding against, or in any manner directly assert against or seek relief from, any of the Scoop Released Parties arising out of, based upon or relating to any of the Claims released by the Berk Parties hereunder, then such action shall constitute a breach of this Settlement Agreement by the Berk Parties and the Berk Parties, jointly and severally, shall pay to the Scoop Released Parties, in addition to any other damages caused to the Scoop Released Parties thereby, all expenses and fees (including those of attorneys, experts and other professionals) incurred by the Scoop Released Parties in defending or otherwise responding to said suit or claims and Liquidated Damages as provided in paragraph 3 below.

          2.7 The Berk Parties agree, represent and warrant that, with respect to the subject matter of the foregoing paragraphs, the Berk Parties have been advised by their legal counsel and are familiar with the provisions, rights and benefits of Section 1542 of the California Civil Code, which statute provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

and any and all provisions, rights and benefits of any similar statute or common law principles of California or of any other jurisdiction. The Berk Parties do hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions of said Code Section and any similar provisions of law. The Berk Parties further acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but that they intend to, and do hereby, fully, finally and forever settle, release and discharge, all Claims released pursuant to paragraph 2.1 above, without regard to the subsequent discovery or existence of different or additional facts.

     3. LIQUIDATED DAMAGES. The Berk Parties and the Scoop Parties agree that, in the event any of the Berk Parties commences or joins in any proceeding against, or in any manner directly asserts against or seeks relief from, any Scoop Released Parties arising out of, based upon or relating to any of the Claims released hereunder, the actual damages which would result therefrom, including but not limited to (i) hampering or preventing Scoop from completing its impending initial public offering or other future financing transactions,
(ii) damaging the reputation of the Scoop Parties and (iii) diverting the attention of the officers of Scoop from their management responsibilities, are uncertain and extremely difficult or impracticable to ascertain. Therefore, in the event of such a breach of this Settlement Agreement by any of the Berk Parties, the Scoop Parties shall be entitled to receive from the Berk Parties as Liquidated Damages, in addition to any other damages, expenses and fees which the Berk Parties have agreed to pay to the Scoop Released Parties pursuant to this

Settlement Agreement, $200,000 cash as of the date any of the Berk Parties commences or joins in any proceeding against, or in any manner directly asserts against or seeks relief from any Scoop Released Parties arising out of, based upon or relating to any of the Claims released hereunder. The Berk Parties and the Scoop Parties agree that the aforesaid sum is a reasonable amount for Liquidated Damages for such a default under the circumstances existing at the time this Settlement Agreement is entered into.

     4.   RELEASE BY THE SCOOP PARTIES.

          4.1 Subject to paragraph 4.3 below, the Scoop Parties, on behalf of themselves and each of them, and their past and present agents, employees, partners, principals, representatives, attorneys, insurers, reinsurers, estates, executors, administrators, heirs, successors and assigns, if any, do hereby fully, finally and forever settle, release and discharge the Berk Parties and each of them, and each of their past, present and future parents and subsidiaries, affiliates, agents, employees, officers, directors, partners, principals, members, shareholders, representatives, attorneys, insurers, reinsurers, and all persons acting by, through, under or in concert with the Berk Parties, and each of their respective successors and assigns (collectively, the "Berk Released Parties") of and from any and all Claims which any of the Scoop Parties or their agents, employees, partners, principals, representatives, attorneys, insurers, reinsurers, estates, heirs, executors, administrators, successors and/or assigns may have had, now have or hereinafter may have in the future by reason of any matter, cause, or thing whatsoever or any action or omission of any of the Berk Released Parties from the beginning of time to the Effective Date, except for any Claims arising out of or related to any breach of this Settlement Agreement by any of the Berk Parties.

          4.2 Without in any way limiting the generality of the foregoing, it is expressly understood and agreed that the Scoop Parties' Claims released pursuant to paragraph 4.1 above, specifically include any and all Claims arising out of or related to (a) the October 24, 1995 Stock Purchase and Option Agreement attached hereto as Exhibit "A"; (b) the October 24, 1995 Line of Credit Agreement attached hereto as Exhibit "B"; (c) the July 25, 1996 letter agreement attached hereto as Exhibit "C"; (d) the July 26, 1996 General Releases entered into by Berk and Stanley Berk & Associates attached hereto as Exhibits "D" and "E," respectively; (e) the Grayson Letter Agreement attached hereto as Exhibit "F"; (f) all purported oral agreements, representations, omissions and conduct alleged in the draft complaint attached hereto as Exhibit "G"; and (g) any alleged rights in oral or written agreements to which any of the Scoop Parties is not a named party (i.e., alleged third party beneficiary rights), whether such Claims, oral agreements, and/or third party beneficiary rights are known or unknown to any of the Scoop Parties, or unsuspected by any of the Scoop Parties, as of the Effective Date of this Settlement Agreement.

          4.3 No Claims by any of the Scoop Parties shall survive the release set forth in paragraph 4.1 above, except as provided in paragraph 4.1 above with respect to Claims arising out of or relating to any breach of this Settlement Agreement and as provided in the following sentence of this paragraph 4.3. It is expressly understood and agreed that in the event any of the Berk Parties, commits the breach described in paragraph 2.6 above or materially breaches paragraph 1.5, paragraph 1.6 or any other term, provision or covenant contained in this Settlement Agreement, then without affecting the continued validity or enforceability of any other provision of this Settlement Agreement: (a) the release by the Scoop Parties provided in paragraph 4.1 (including, without limitation, the release of all Claims referred to in paragraph 4.2) and the provisions of paragraphs 4.4, 4.6 and 4.7 hereof shall immediately terminate and be of no further force or effect, and (b) the applicable limitations period for claims arising from or related to the conduct and documents discussed in paragraphs 4.1, 4.2, 4.4, 4.6 and 4.7 hereof shall be tolled as of the Effective Date of this Settlement Agreement.

          4.4 Subject to paragraph 4.3 above, the Berk Parties and the Scoop Parties agree that (a) the Berk Parties' purportedly known or suspected acts, omissions, representations or failures to disclose, whether willful, negligent or otherwise, which pre-date the Effective Date are not actionable in any manner or in any type of proceeding, legal, equitable or otherwise, and (b) evidence of such purported acts, omissions, representations or failures to disclose, whether known or unknown, is not admissible in any proceeding to show course of conduct, intent, bad faith or the like.

          4.5 The Scoop Parties represent and warrant that they have not assigned or otherwise transferred and, as of the Effective Date, they shall not have assigned or otherwise transferred, any interest in any Claims which are the subject matter of this Settlement Agreement. The Scoop Parties agree, jointly and severally, to indemnify and hold the Berk Released Parties harmless from any claims asserted against any of the Berk Released Parties as a result of any person asserting any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Berk Released Parties against the Scoop Parties under this indemnity.

          4.6 Subject to paragraph 4.3 above, the Scoop Parties agree that if they hereafter commence or join in any proceeding against, or in any manner directly assert against or seek relief from, any of the Berk Released Parties arising out of, based upon or relating to any of the Claims released by the Scoop Parties hereunder, then the Scoop Parties, jointly and severally, shall pay to the Berk Released Parties, in addition to any other damages caused to the Berk Released Parties thereby, all expenses and fees (including those of attorneys, experts and other professionals) incurred by the Berk Released Parties in defending or otherwise responding to said suit or claims.

          4.7 The Scoop Parties agree, represent and warrant that, with respect to the subject matter of the foregoing paragraphs, the Scoop Parties have been advised by their legal counsel and are familiar with the provisions, rights and benefits of Section 1542 of the California Civil Code, which statute provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

and any and all provisions, rights and benefits of any similar statute or common law principles of California or of any other jurisdiction. The Scoop Parties do hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions of said Code Section and any similar provisions of law. The Scoop Parties further acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but that they intend to and, subject to paragraph 4.3 above, do hereby, fully, finally and forever settle, release and discharge, all Claims released pursuant to paragraph 4.1 above without regard to the subsequent discovery or existence of different or additional facts.

     5.   REGISTRATION RIGHTS.

          (a) DEMAND RIGHTS. Commencing one year following the closing of Scoop's initial public offering of Common Stock, and provided that Scoop is eligible to register Warrant Shares on Form S-3 under the Act, or any successor form thereto, Berk and Grayson (each a "Holder" for purposes of this Section 5) shall have the right, exercisable by written notice to Scoop, to have Scoop prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission, a registration statement covering Warrant Shares owned and held of record by Holder at the time of exercise of such registration rights. Notwithstanding the foregoing, Scoop shall not be obligated to effect a registration pursuant to this Section 5(a): (i) after Scoop has effected one (1) registration of Warrant Shares for Holder pursuant to this
Section 5(a); (ii) during the period starting with the date sixty (60) days prior to Scoop's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a firmly underwritten offering of securities by Scoop, provided that Scoop is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(iii) if Scoop shall furnish Holder a certificate signed by the President of Scoop stating that in the good faith judgment of the Board of Directors of Scoop it would be seriously detrimental to Scoop or its stockholders for a registration statement to be filed at that time, in which case Scoop's obligations to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days; provided, however, that Scoop shall not obtain such a deferral more than once in any twelve (12) month period; or (iv) with respect to any Warrant Shares which may be sold or transferred by Holder pursuant to Rule 144 of the Act (or any successor rule thereto) either without volume limitations or in compliance with any applicable volume limitations.

          (b) PIGGYBACK RIGHTS. Commencing one year following the date of Scoop's initial public offering of Common Stock, and for the duration of the exercise periods of the warrant and option referred to in Section 1.1 above, each time Scoop proposes to file a registration statement under the Act (other than a registration statement relating to the issuance of securities of Scoop pursuant to employee benefit plans or the distribution of securities of Scoop in connection with a merger, acquisition or exchange offer) covering the proposed sale for cash of shares of its Common Stock on a form that would also permit the registration of Warrant Shares, Scoop shall give written notice thereof to Holder. Upon the written request of Holder given within twenty (20) days after such written notice from Scoop, Scoop shall use its best efforts to cause the number of Warrant Shares requested by the Holder to be included in the registration statement. If the managing underwriter or underwriters of such public offering determine, in their sole discretion, that marketing factors require a limitation of the number of shares to be underwritten or that the inclusion of any or all of the Warrant Shares in the registration could jeopardize the success of the offering by Scoop, the Warrant Shares requested by the Holder to be registered shall be reduced or excluded from the offering as determined by the underwriters, in their sole discretion; provided that if any other holders of Common Stock of Scoop with registration rights have also requested registration, the number of Warrant Shares and all such other stock shall be reduced proportionately based upon the number of shares of registrable stock then held by each of the holders of such registration rights, respectively. Scoop shall have the right to terminate or withdraw any registration initiated by it under this Section 5(b) prior to the effectiveness of such registration whether or not Holder has elected to include Warrant Shares in such registration. Any sales of Warrant Shares pursuant to a registration pursuant to this Section 5(b) shall be effected through the underwriter of such registered offering. The registration rights described in this Section 5(b) shall terminate prior to the period described above in this Section 5(b) if, and as of such time, all of the Warrant Shares may be sold or transferred by Holder in one or more transactions pursuant to Rule 144 under the Act (or any success or rule thereto) either without volume limitations or in compliance with any applicable volume limitations.

          (c) FURTHER ACTIONS. In connection with any registration of Warrant Shares pursuant to this Section 5, Scoop agrees to take all reasonable action necessary to facilitate the sale of the registered Warrant Shares, including furnishing to Holder such number of prospectuses reasonably required by Holder to dispose of the Warrant Shares, using its best efforts to register or qualify the Warrant Shares under the Act and applicable blue sky laws (such action being herein called a "Filing" or the "Filing") and delivering underwriting agreements and other documents customarily delivered by issuers in connection with public offerings. Scoop shall not be required to ensure the availability of a prospectus meeting the requirements of the Act in connection with any Filings made pursuant to this Section 5 for a period greater than is required to complete the marketing arrangements with respect to the securities in such Filings, and in no event for a period greater than 90 days (or such greater period as may be required by law for the delivery of such a prospectus).

          (d) EXPENSES. All expenses, filing fees and other costs incurred by Scoop in connection with any registration of Warrant Shares pursuant to this
Section 5 shall be borne by Scoop; provided, however, that Holder shall pay the underwriting discounts and commissions applicable to the sale of Warrant Shares in accordance with the underwriter's customary compensation practices, and shall pay any fees and disbursements of counsel retained by Holder (other than counsel also retained by Scoop).

     6.   MISCELLANEOUS PROVISIONS.

          6.1 ENTIRE AGREEMENT. This Settlement Agreement constitutes an integrated contract expressing the entire agreement of the parties relative to the subject matter discussed herein. No covenants, agreements or representations of any kind have been made by any party to any other party, except as specifically set forth herein. All prior discussions, negotiations and agreements are superseded by the Settlement Agreement. The Settlement Agreement shall not be modified, amended or supplemented, and no provision of the Settlement Agreement shall be waived, except by an agreement in writing signed by a duly authorized representative of each party.

          6.2  ASSISTANCE OF COUNSEL.  In executing the Settlement
Agreement, the parties acknowledge that they have consulted with, and have been advised by, counsel with regard to the provisions of the Settlement Agreement, have discussed with their counsel the meaning and effect of the Settlement Agreement and have read and understand the scope and effect of each provision of the Settlement Agreement.

          6.3 NO PARTY DEEMED DRAFTER. The parties acknowledge that the terms of the Settlement Agreement are contractual and are the result of negotiations between the parties and their counsel. Each party and their counsel cooperated in the drafting and preparation of the Settlement Agreement. In any construction to be made of the Settlement Agreement, the same shall not be construed against any party and the canon of contract interpretation set forth in California Civil Code Section 1654 shall not be applied.

          6.4 SEVERABILITY. If any provision of the Settlement Agreement is declared by any court to be illegal or invalid, the validity of the remaining portions shall not be affected thereby, and the illegal or invalid portions shall be deemed not a part of the Settlement Agreement.

          6.5 AUTHORITY TO EXECUTE. Each party represents and warrants to the other party that the signatories to the Settlement Agreement have been duly authorized to execute the Settlement Agreement on behalf of the entities or individuals identified below or elsewhere in the Settlement Agreement.

          6.6 COUNTERPARTS; FAX SIGNATURES. The Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any counterpart signed by a party and delivered to the other parties by facsimile shall be deemed an original counterpart and duly delivered.

          6.7 FURTHER ACTIONS. The parties hereto shall, without further consideration, execute and deliver such other documents and take such other action as may be necessary to consummate effectively the subject matter of the Settlement Agreement.

          6.8 CHOICE OF LAW. The Settlement Agreement shall be construed in accordance with, and all disputes arising thereunder shall be governed by, the internal laws of the State of California.

          6.9 NO THIRD PARTY BENEFICIARIES. No third party beneficiaries, other than the Scoop Released Parties and the Berk Released Parties, are created or intended to be created by the provisions of this Settlement Agreement, and any such intention is expressly disclaimed by the parties.

          6.10 JOINT AND SEVERAL LIABILITY. The liabilities and obligations of the Berk Parties set forth herein shall be joint and several liabilities and obligations.

          6.11 ATTORNEYS' FEES. If any action or proceeding is brought by any party or parties against any other party or parties pertaining to or arising out of this Settlement Agreement, the prevailing party or parties shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action or proceeding.

     7.   NOTICES.

          7.1 GENERAL. All notices, requests, demands and other communications which may be given under or concerning this Settlement Agreement shall be in writing and shall be deemed to have been given as of the day they are received either by messenger, delivery service, facsimile or other means, or three business days after the same is sent via United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as set forth below:

                    If to the Berk Parties, addressed to:

                    Mr. Stephen P. Grayson
                    10850 Wilshire Boulevard, Suite 400
                    Los Angeles, CA  90024

                    If to the Scoop Parties, addressed to:

                    Scoop, Inc.
                    2540 Red Hill Avenue, Suite 100
                    Santa Ana, CA  92705
                    Attn:  Daniel L. Pelekoudas, General Counsel

or to such other place as the parties may designate as to themselves by written notice to the others.

          7.2 NOTICE OF BREACHES. In the event any of the Berk Parties, on the one hand, or any of the Scoop Parties, on the other hand, become aware that a breach of this Settlement Agreement has been committed by any of the other parties, then the parties with such knowledge shall give notice of such breach or alleged breach to the other parties within thirty (30) days of obtaining knowledge of such breach or alleged breach.


                         [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement effective as of the first date written above.


                                                 STANLEY I. BERK


                                                /s/ STANLEY I. BERK
                                                ------------------------------

                                                STEPHEN P. GRAYSON,
                                                individually and on behalf of
                                                the Stephen P. Grayson Profit
                                                Sharing Plan

                                                /s/ STEPHEN P. GRAYSON
                                                ------------------------------

                                                STANLEY BERK & ASSOCIATES

                                                By:  /s/ STANLEY I. BERK
                                                   ---------------------------
                                                   Stanley I. Berk
                                                    General Partner


                                                By:  /s/ STEPHEN P. GRAYSON
                                                   ---------------------------
                                                    Stephen P. Grayson
                                                    General Partner

Approved as to content and form:

/s/ STEPHEN P. GRAYSON
-------------------------------------------

                                                KARL-MAGNUS S. KARLSSON


                                                /s/ KARL-MAGNUS S. KARLSSON
                                                    ---------------------------



                                                SCOOP, INC.


                                                By:  /s/ MARK A. DAVIDSON
                                                    ----------------------------
                                                     Mark A. Davidson
                                                     President and CFO

Approved as to content and form:


/s/ DANIEL L. PELEKOUDAS
-------------------------------------------